EXHIBIT 99.2


PRESS RELEASE                                                     [Insight Logo]



    CONTACT: DINNI JAIN | EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER &
               INTERIM CFO | INSIGHT COMMUNICATIONS | 917.286.2300

                              FOR IMMEDIATE RELEASE

               INSIGHT MIDWEST ANNOUNCES PRICING OF DEBT OFFERING

New York, NY (December 5, 2003) - Insight Midwest, L.P. and Insight Capital, Inc. today announced an agreement to sell $130 million of 10.5% senior notes due 2010. The notes are being issued at a premium of 108.75% of par.

The net proceeds of the offering, which is expected to close on December 9, 2003, will be used to repay a portion of the outstanding debt under a subsidiary's credit facility.

The offering is a private placement under Rule 144A of the Securities Act of 1933 and is being made only to qualified institutional buyers and to certain persons in offshore transactions in reliance on Regulation S. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Insight Midwest is a subsidiary of Insight Communications  Company, Inc (NASDAQ:
ICCI).

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Any  statements  in this  press  release  that  are  not  historical  facts  are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "expect," "anticipate"
and  other   expressions   that  indicate  future  events  and  trends  identify
forward-looking statements. The above forward-looking statements are subject to risks and uncertainties and are subject to change based upon a variety of factors that could cause actual results to differ materially from those Insight Communications anticipates. Factors that could have a material and adverse impact on actual results include competition, increasing programming costs, changes in laws and regulations, our substantial debt and the other risk factors described in Insight Communications' annual report on Form 10-K, as amended, for the year ended December 31, 2002. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Insight Communications' Form 10-K.